Exhibit 99.2

Philip Gregory, D. Phil., Joins bluebird bio as Chief Scientific Officer

CAMBRIDGE, Mass., June 15, 2015 – bluebird bio, Inc. (Nasdaq: BLUE), a clinical-stage company committed to developing potentially transformative gene therapies for severe genetic and rare diseases and T cell-based immunotherapies, today announced that Philip Gregory, D. Phil., is joining the company as its Chief Scientific Officer and a member of the leadership team.

Dr. Gregory comes to bluebird bio from Sangamo BioSciences Inc., where he most recently served as Chief Scientific Officer and Senior Vice President, Research. At Sangamo, Dr. Gregory was responsible for setting the scientific direction of the company, prosecuting the development of the company’s genome editing platform and overseeing the early discovery and development of IND candidates.

“Philip brings a wealth of pioneering leadership and expertise in the field of genome editing and gene therapy to bluebird bio during an exciting point in our company’s growth,” said Nick Leschly, chief bluebird. “Philip shares our unwavering commitment to deliver therapies that have the potential to transform the lives of patients. The breadth and depth of his knowledge and experience will be crucial as we build a leading gene therapy products company.”

“bluebird bio is uniquely positioned with deep expertise and a broad platform across lentiviral vectors and genome editing, with numerous promising therapeutic applications,” said Dr. Gregory. “I am excited to be part of the team that is building and expanding upon this foundational work to bring potentially transformative therapies to patients.”

Dr. Gregory holds a D.Phil. in Biochemistry from Oxford University, and B.Sc. in Microbiology from Sheffield University.

About bluebird bio, Inc.

With its lentiviral-based gene therapy and gene editing capabilities, bluebird bio has built an integrated product platform with broad potential application to severe genetic diseases and T cell-based immunotherapy. bluebird bio’s clinical programs include Lenti-D™, currently in a Phase 2/3 study, called the Starbeam Study, for the treatment of childhood cerebral adrenoleukodystrophy, and LentiGlobin®, currently in three clinical studies: a global Phase 1/2 study, called the Northstar Study, for the treatment of beta-thalassemia major; a single-center Phase 1/2 study in France (HGB-205) for the treatment of beta-thalassemia major or severe sickle cell disease; and a separate U.S. Phase 1 study for the treatment of sickle cell disease (HGB-206). bluebird bio also has ongoing preclinical CAR T immuno-oncology programs, as well as discovery research programs utilizing megaTALs/homing endonuclease gene editing technologies.

bluebird bio has operations in Cambridge, Massachusetts, Seattle, Washington, and Paris, France. For more information, please visit www.bluebirdbio.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the research, development and advancement of bluebird bio's product candidates and research programs. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that bluebird bio's  research programs will be unsuccessful and not identify any viable product candidates or will not be safe or effective in clinical trials, the risk of cessation or delay of any of the planned clinical studies and/or our development of our product candidates, the risk of a delay in the enrollment of patients in the Company’s clinical studies, the risk that our collaboration with Celgene around anti-BCMA product candidates will not continue or will not be successful, and the risk that any one or more of our product candidates will not be successfully developed and commercialized. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent annual report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and bluebird bio undertakes no duty to update this information unless required by law.

Availability of other information about bluebird bio

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Investor Relations:

Manisha Pai

bluebird bio, Inc.

(617) 245-2107

mpai@bluebirdbio.com

Media:

Dan Budwick

Pure Communications

(973) 271-6085